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                                                                     Exhibit 5.1


                                                   June 21, 1999



AEP Industries Inc.
125 Phillips Avenue
South Hackensack, New Jersey 07606

Gentlemen:

         We have acted as counsel to AEP Industries Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (File No. 333-79947) under the Securities Act of 1933, as amended (the "Registration Statement") covering 2,412,818 shares of the Company's common stock being offered and sold by Borden, Inc., as the selling stockholder, and 361,923 shares of common stock which may be offered and sold by the Company upon exercise by the underwriters of the over-allotment option described in the Registration Statement (collectively, the "Shares").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                          Very truly yours,


                                          BACHNER, TALLY, POLEVOY & MISHER LLP
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